UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 8, 2005
Date of Report (Date of earliest event reported)

PORTOLA PACKAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	033-95318	94-1582719

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.),

898A Faulstich Court
San Jose, CA 95112
(Address of principal executive offices, including zip code)

(408) 453-8840
(Registrant’s telephone number, including area code)

Registrant is not required to file, and is not filing, this Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

Section 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

     (a) On April 4, 2005, Portola Packaging Inc. (the “Company”) management and the Audit Committee of the Company’s Board of Directors, determined the need to adjust its accounting for leases and depreciation of leasehold improvements in order to conform with generally accepted accounting principles. Accordingly, management and the Audit Committee determined that the Company’s previously issued consolidated financial statements, in the Company’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K/A for the fiscal year ended August 31, 2004, and in the Company’s Quarterly Report on Form 10-Q for the first fiscal quarter of 2005, should no longer be relied upon. The Company’s Audit Committee discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

     The Company leases certain of its manufacturing and office facilities under operating lease agreements with various terms. Most of these agreements require the Company to pay an initial base rent for a certain period of time, with escalation based on a fixed amount or percentage tied to an economic index. Historically, when accounting for these leases, the Company’s policy was to record as rent expense the amount due for that time period according to the scheduled payments. Consequently, such escalation amounts were not included in minimum lease payments at the inception of the lease. The Company will restate its financial statements to include escalation amounts and recognize the rent expense on a straight-line basis over the lease term. In addition, the Company will amortize leasehold improvements over the shorter of the economic life or term of the lease.

     The Company estimates that the cumulative effect of the restatement through fiscal 2004 will be an increase in the deferred rent liability of approximately $252,000. In addition, accumulated amortization on leasehold improvements will increase by approximately $158,000 for fiscal 2004. As a result, retained earnings at the end of fiscal 2004 will decrease by approximately $410,000. Rent expense for fiscal years ended 2002, 2003 and 2004 will increase by approximately $78,000, $37,000 and $137,000, respectively and for the first quarter of 2005 by approximately $44,000. Amortization expense for fiscal years ended 2002, 2003 and 2004 will increase by approximately $58,000, $52,000 and $48,000, respectively and for the first quarter of 2005 by approximately $12,000. The impact of the rent expense and amortization expense on net (loss) income for the years ended August 31, 2004, 2003 and 2002 are $410,000, $225,000 and $137,000, respectively.

     The Company will file with the Securities and Exchange Commission (“SEC”) an amended Form 10-K for the fiscal year ended August 31, 2004 and an amended Form 10-Q for the fiscal quarter ended November 30, 2004, to report these restatements as soon as possible.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2005	Portola Packaging Inc.

	By:	/s/ Michael T. Morefield

Michael T. Morefield Senior Vice President and Chief Financial Officer

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